SECURED PROMISSORY NOTE

December 31, 1996

FOR VALUE RECEIVED, the undersigned, Doron Cohen ("Makers") residing at 47 Parker Avenue Monsey New York 10952 ("Maker") (as "Holder"), in lawful money of the United States of America, the principal sum of one hundred ($140,000.00)fourty thousand dollars, together with interest thereon at the annual rate of seven (5.77%) percent, based on a year of 360 days, payable as follows:

PRINCIPAL AND INTEREST DUE AND PAYABLE ON DECEMBER 31, 1998

All payments of principal and accrued interest payable on December 31 of 1998 and must be received no later than the end of that business day;

Any and all amounts which remain unpaid for seven (7) calendar days after the date upon which they become due shall bear interest at the rate of two (2%) percent per month but in no event to exceed the maximum rate of interest permitted by law. In the event that the Holder of this Note in enforcing its rights hereunder or at any other time determines that the charges and fees incurred in connection with this note may under applicable laws cause the interest rate herein to exceed the maximum rate of interest allowed by law, than such interest shall be deemed automatically recalculated and any excess over the maximum interest permitted by said laws shall be credited to the, then outstanding principle amount to reduce said balance by that amount. It is the intention of the parties hereto that the Maker under no circumstances shall be required to pay nor shall the payee be entitled to collect any interest which is in excess of the maximum legal rate permitted under applicable law;

Maker may, at its option, prepay in whole or in part the principal of this Note at any time and from time to time without premium or penalty;

If, after any default hereunder, Holder expends any effort or expense in any attempt to enforce or collect payment of all or any part of installment of any sum due Holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker will bear and pay all reasonable costs and fees incurred by Holder in connection with the investigation and collection hereof, including but not limited to reasonable fees and expenses of counsel;

Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive demand for payment, notice of acceleration or intent to accelerate except as otherwise provided herein, notice of intent to demand, and diligence in collecting, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to Holder. Holder shall similarly have the right to deal in any way, at any time, with one or more of the f oregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release part or all of any collateral at any time securing this Note, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder;

This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to promissory notes issued and delivered within such State and without giving effect to choice of law principles of such State. Notwithstanding the place where any liability originates or arises, or is to be paid, any suit, action or proceeding arising out of or relating to this promissory note may be instituted in, or if instituted elsewhere may be removed to, the Circuit Court of the State of New York sitting in the County of Queens, and Maker hereby irrevocably waives any objection Maker may now or hereafter have to the laying of venue of any such suit, action or proceeding in the above-described courts and any claim that any suit, action or proceeding has been brought in an inconvenient forum, and Maker hereby irrevocably submits its person and property to the jurisdiction of any such court in any such suit, action or proceeding. Maker consents to the service of process in any suit, action or proceeding arising out of or relating to this
Note in the manner provided herein for the giving of Notices. Nothing in this Paragraph shall affect the right of any party to serve process in any other manner permitted by law;

Any and all notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or one (1) business day after delivery to a licensed overnight messenger service or five (5) days after the date mailed, postage prepaid, by first class registered mail, return receipt requested, addressed to the parties at the addresses set forth above (or at such other address as any party may specify by notice to the other party given as aforesaid);

If (a) Maker shall default in the payment of any installment of this Note when and as the same shall become due and payable and such default shall not have been remedied within seven (7) calendar days following the giving of written notice by Holder of the occurrence of the default (a "default").

This Note and the rights and obligations of the parties shall be governed by and be construed in accordance with laws of the State of New York-.

The Maker and the Holder waive any right to a trial by jury in connection herewith.

Make


By: /s/: Doron Cohen

Doron Cohen

By: /s/: Doron Cohen

Fidelity Holdings, Inc.

STATE -OF NEW YORK SS: COUNTY OF

      On this (3rd) day of March 1997, before me personally came Doron Cohen to me known, and who, being duly sworn, did depose and say that he resides at _______________ and that he executed the foregoing instrument and that he duly acknowledged to me that he executed the foregoing instrument.


/s/: Naomi Borsekofsky
NOTARY PUBLIC

NAOMI  BORSEKOFSKY
Commissioner of Deeds
         City of New York, No. 4-4614
Certificate Filed in Queens Co
Commission Expires May 1, 1997